Exhibit 15.1

Consent of Independent Registered Public Accounting

Firm
We consent to the incorporation by reference

in the registration statements (Nos. 333-237353, 333-
190180, 333-181583, 333-179472, 333-171971, 333-129271) on

Form S-8 of ABB Ltd and registration
statements (Nos. 333-223907-01 and 333-223907) on Form F-3 of

ABB Ltd and ABB Finance (USA) Inc. of
our reports dated February 24, 2022, with respect to the

consolidated financial statements of ABB Ltd and the
effectiveness of internal control over financial reporting.
/s/ KPMG AG

Zurich, Switzerland
February 24, 2022